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                                                                   EXHIBIT 3.2


                                AMENDMENT NO. 1
                                      TO
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                   WELLS FARGO STUDENT LOAN RECEIVABLES, LLC


         This Amendment No. 1 to that certain Limited Liability Company Agreement (the "LLC Agreement") of WELLS FARGO STUDENT LOANS RECEIVABLES, LLC (the "Company") dated as of August 31, 2001, is made as of November 6, 2001.

         WHEREAS Section 16.1 of the LLC Agreement provides that the Board of Directors (the "Board") may amend the LLC Agreement without the consent of the Members to change the name of the Company; and

         WHEREAS, by written action unanimously adopted by the Board as of November 5, 2001, the Board approved an amendment to the LLC Agreement to change the name of the Company as set forth herein and further authorized any officer of the Company to execute and, if required, file any and all amendments to the LLC Agreement and the Company's Certificate of Formation filed with the Secretary of State for the State of Delaware.

         NOW, THEREFORE, in accordance with the provisions to Section 16.1 of the LLC Agreement:

         1. Section 2.2 of Article II of such LLC Agreement is hereby amended and restated in its entirety effective as of November 6, 2001 to read as follows:

                   "Section 2.2     Name.  The name of the Company formed and
         continued hereby is WELLS FARGO STUDENT LOAN RECEIVABLES I, LLC."

         2. The Certificate of Formation of the Company shall be amended as set forth in Exhibit A attached hereto, which amendment shall be filed with the Secretary of State for the State of Delaware, to reflect the name change provided for herein.

         IN WITNESS WHEREOF, this Amendment No. 1 is executed by a duly authorized officer of this Company as of the date given above.



                          WELLS FARGO STUDENT LOAN RECEIVABLES, LLC

                          By:/s/ Jon Veenis
                             --------------------------------------------------

                          Its President and Chief Executive Officer



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                                                                     EXHIBIT A

                          Certificate of Amendment to
                           Certificate of Formation

                                      of

                   WELLS FARGO STUDENT LOAN RECEIVABLES, LLC


         It is hereby certified that:

         1. The name of the limited liability company (hereinafter called the "limited liability company") is Wells Fargo Student Loan Receivables, LLC.

         2. The certificate of formation of the limited liability company is hereby amended by striking out Article 1 thereof in its entirety and by substituting in lieu of said Article the following new Article:

                  "1. The name of the limited liability company (hereinafter called the "limited liability company") is `Wells Fargo Student Loans Receivables I, LLC'."

         3. The effective time of the amendment herein certified shall be the time of filing of this Certificate of Amendment with the office of the Delaware Secretary of State.

         IN WITNESS WHEREOF, the undersigned, an authorized person, has duly executed this Certificate of Amendment to Certificate of Formation as of the 6th day of November, 2001.


                                      /s/ Mary E. Schaffner
                                      ---------------------------------------
                                      Mary E. Schaffner
                                      An Authorized Person